Call Option Deed

CALL OPTION DEED

THIS DEED is made the	day of	2008

BETWEEN

1.	ALKEMI INTERNATIONAL PTY LTD
ACN 091 104 997
of Level 1, 1 Quens Road, Melbourne Victoria 3004 Australia	("Grantor")

AND

2.	FUTURE NOW INC
of 2401 East 23rd Street, Brooklyn New York 11235 United States	("Grantee")

BACKGROUND

A.	The Grantor as at the date of this Call Option Deed, has issued 959,300 ordinary shares in the Grantor.

B.	The Grantor has authorised the further issue of 159,897 ordinary shares in additional to the shares already issued by the Grantor (the "Shares").

C.	The Grantor has agreed to grant the Grantee the option to purchase the Shares, on the terms and conditions set out in this Deed.

THE PARTIES AGREE AS FOLLOWS:

1.	INTERPRETATION

1.1.	In this Deed, unless the context otherwise requires:

"Authorised Officer" means a director, secretary or manager.

"Business Day" means Monday, Tuesday, Wednesday, Thursday or Friday other than a day gazetted to be a holiday in Brisbane.

"Call Option Fee" means the sum of $1.00.

"Call Option Notice" means the notice of exercise of the Call Option in clause 2.

"Contract" means the contract for the sale and purchase of the Sale Property in Annexure A.

"Deed" means this Deed and any Schedule.

"Option Price” means One Dollar (AUD $1.00) per ordinary share

1.2.	Unless expressed to the contrary:

1.2.1.	Words importing

1.2.1.1.	the singular includes the plural and vice versa;

1.2.1.2.	any gender includes the other genders;

1.2.2.	if a word or phrase is defined, cognate words and phrases have corresponding definitions;

1.2.3.	a reference to

1.2.3.1.	a person includes legal personal representatives, successors and permitted assigns;

1.2.3.2.	time is to local time in Victoria, Australia;

1.2.3.3.	$ or "dollars" is a reference to the lawful currency of Australia;

1.2.3.4.	writing includes any mode of representing or reproducing words in tangible and permanently visible form and includes facsimile transmissions;

1.2.3.5.	all parties, clauses or schedules unless otherwise provided, is a reference to the parties, clauses or schedules of or to this Deed;

1.2.3.6.	a consent or notice is to be in writing unless otherwise stated;

1.2.4.	terms defined in the Contract have the same meaning in this Deed as they have in the contract;

1.2.5.
in calculating time under this Deed the term "day" means calendar day unless the contrary appears. If any period of time expires on a Saturday, Sunday or gazetted holiday for the City of Melbourne, Australia then the period will be taken to expire on the next Business Day. The term "year" means a calendar year of 365 or 366 days as the case may be.

1.3.	Headings do not affect the interpretation of this Deed.

2.	CALL OPTION

2.1.	In consideration of the Call Option Fee, the Grantor grants to the Grantee this Call Option on the terms and conditions set out in this Deed.

2.2.
The Grantee may exercise this Call Option by giving the Call Option Notice to the Grantor at the address for service of notices set out in this Deed during the period commencing on 1  July 2006 and ending at 5.00 pm on 30 June 2011.

2.3.
Upon a Call Option being validly exercised, a contract for the sale and purchase part of or all of the Shares will arise between the Grantor as Vendor and the Grantee as Purchaser and the date of the Contract will be the date of the Call Option Notice.

2.4.	If this Call Option is validly exercised, the Grantor must issue to the Grantee such number of Shares that the Grantee has subscribed for and the Grantee must pay the Option Price for those Shares.

2.5.	Despite clause 2.4, the Contract will be binding on the parties pursuant to clause 2.3, even if it is not actually signed by all parties.

2.6.
In the event that the Grantor is indebted to the Grantee for any trade accounts, the Grantee shall be entitled to allocate such indebtedness (but excluding the GST component of that indebtedness) of the Grantor in settlement (or part settlement as the case may be) of the purchase price of the Shares.

3.	OPTION FEE

The Call Option Fee is payable by the Grantee to the Stakeholder on the date of this Deed.

4.	NOTICES

4.1.	A communication in connection with this Deed

4.1.1.	may be given by an authorised officer of the relevant party or the solicitors for the relevant party;

4.1.2.	must be in writing;

4.1.3.
may be left at the address of the addressee or their solicitor in Australia, or sent by prepaid ordinary post to the address of the addressee or their solicitor in Australia or by facsimile to the facsimile number of the addressee or their solicitor in Australia or sent by email to the email address of the addressee or their solicitor.

4.2.	Unless a later time is specified in it, a communication takes effect from the time it is actually received or taken to be received.

4.3.	A communication is taken to be received

4.3.1.	in the case of delivery by hand, on the day of delivery if delivered by 5.00 pm on a Business Day, otherwise on the next Business Day;

4.3.2.	in the case of delivery by post, on the day when, by the ordinary course of post, it would have been delivered;

4.3.3.	in the case of an email, on the day on which the addressee indicates by return email that the email was received.

4.3.4.
in the case of a facsimile, on the day shown on the transmission report produced by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient notified for the purpose of this clause but if the time of transmission is after 5:00 pm on a Business Day the facsimile is to be taken to be received on the following day.

4.4.	Addresses for service of communication are as follows:

To the Grantor:

Name:	Alkemi International Pty Ltd

Address:	Level 1, 1 Queens Road, Melbourne, Victoria 3004 Australia

Telephone:	61 3 9863 9933

Facsimile:	61 3 8640 0541

Email:	nstewart@alkemi.com.au

Or to the Grantor's Solicitor:

Name:	Lardner & Associates

Address:	55 Mt Eliza Way, Mt Eliza Vic 3930

Telephone:	(03) 9787 4511

Facsimile:	(03) 9787 9799

Email:	c.white@lardnerwhite.com.au; info@lardnerwhite.com.au

5.	SERVICE OF PROCESS

Without preventing any other mode of service, any originating process in an action in respect of this Deed may be served on a party by being delivered to or left for that party at its address for service of notices under clause 4.

6.	GOVERNING LAW AND JURISDICTION

This Deed is to be governed and determined in accordance with the law of the State of Victoria, Australia and the parties must submit to the jurisdiction of the Courts of that State.

7.	ENTIRE DEED

This Deed constitutes the entire agreement of the parties about its subject matter and any previous agreements, undertakings, negotiations, representations and warranties cease to have any effect from the date of this Deed.

8.	WAIVER AND VARIATION

8.1.	A provision of or a right created by this Deed may not be waived or varied except in writing.

8.2.	A party’s failure or delay to exercise a right does not operate as a waiver of that right.

8.3.	The exercise of a right does not preclude its future exercise or the exercise of any other right.

8.4.	The waiver of a right will be effective only in respect of the specific instance to which it relates and for the specific purpose for which it is given.

9.	REMEDIES CUMULATIVE

The rights provided in this Deed are cumulative with and not exclusive of the rights provided by law or in equity independently of this Deed.

10.	PRESERVATION OF ACCRUED RIGHTS

The expiration, termination or determination of this Deed

10.1.	will not affect the provisions expressed or implied to operate or have effect after expiration, termination or determination;

10.2.	will be without prejudice to any right of action already accrued to a party in respect of a breach of this Deed by another party.

11.	INVALIDITY

If any term, clause or provision of this Deed is invalid for any reason, that invalidity will not affect the validity or operation of any other term, clause or provision of this Deed except to the extent necessary to give effect to that invalidity.

12.	COUNTERPARTS

This Deed may consist of a number of counterparts and the counterparts taken together constitute one and the same instrument. The exchange of executed counterparts by facsimile shall create a binding agreement.

13.	JOINT AND SEVERAL LIABILITY

13.1.	An agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and severally.

13.2.	An agreement, representation or warranty on the part of two or more persons binds them jointly and severally.

14.	ACT OR OMISSION

In this Deed, reference to an act or omission by a party includes -

14.1.	if a party comprises more than one person, an act or omission by any one or more of those persons;

14.2.	the permitting or allowing by a party of an act or omission; and

14.3.	an act or omission of an employee (whether or not acting within the scope of his employment), agent, contractor or invitee of a party.

15.	NON-MERGER

The provisions contained in this Deed survive and do not merge on completion.

16.	NO PARTNERSHIP

None of the provisions of this Deed are to be taken to constitute a partnership between the parties.

17.	FURTHER ASSURANCES

Each party must execute the documents and do everything necessary or appropriate to bind it under and to give effect to this Deed and must use its best endeavours to cause relevant third parties to do likewise.

18.	ASSIGNABILITY AND SUCCESSORS

This Deed is personal to the parties and no party may assign its rights or obligations under this Deed without the prior consent of all the other parties.

19.	STAMP DUTY AND COSTS

19.1.
All stamp duty payable on this Deed and on any document referred to in or contemplated by this Deed must be paid by the Grantee. The Grantee must indemnify and keep indemnified all other parties to this Deed with respect to those costs and any consequential costs.

19.2.	Except as otherwise provided in this Deed, each party must bear its own costs incurred in the preparation and execution of this Deed.

19.3.

EXECUTED as a Deed.

EXECUTED by ALKEMI INTERNATIONAL PTY LTD ACN 091 104 997 in accordance with the Corporations Act 2001 and signed by:	) ) ) )	[Affix Seal if applicable]

Director	Director/Secretary

Full name of Director	Full name of Director/Secretary

EXECUTED by FUTURE NOW INC by its CEO	) ) )	[Affix Seal if applicable]

Signature of Chief Executive Officer	Full name of CEO

Dated: ______________________, 2008

ALKEMI INTERNATIONAL PTY LTD
("Grantor")

FUTURE NOW INC

("Grantee")

CALL OPTION DEED

LARDNERS SOLICITORS
P O Box 153
Mount Eliza Victoria 3930
Australia
Tel 61 3 9787 4511
Fax 91 3 9787 9799
Ref: CW 0611149